UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2013

SELECT COMFORT CORPORATION
(Exact name of registrant as specified in its charter)
Minnesota
(State or other jurisdiction of incorporation or organization)

0-25121	41-1597886
(Commission File No.)	(IRS Employer Identification No.)

9800 59th Avenue North, Minneapolis, Minnesota 55442
(Address of principal executive offices)        (Zip Code)

(763) 551-7000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
Amendment to Credit Agreement
On October 15, 2013, Select Comfort Corporation (the “Company”) entered into an Amendment of the Credit Agreement (the “Amendment”) with Wells Fargo Bank, National Association, as Administrative Agent, Lender and Letter of Credit Issuer, with respect to that certain Credit Agreement, dated as of March 26, 2010, among the same parties.
The primary purpose of the Amendment is to extend the maturity date of the credit facility under the Credit Agreement from April 23, 2015 to August 31, 2016.
The Amendment maintains the amount available under the credit facility at $20 million for working capital and general corporate purposes but decreases the letter of credit sublimit, or the amount of the credit facility available for issuances of letters of credit, from $10 million to $5 million.
At the present time, no amount is drawn on the credit facility and no letters of credit have been issued under the letter of credit sublimit.
The foregoing description of the Amendment is qualified in its entirety by reference to the complete terms of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.
The information required by this Item 2.03 is set forth under the heading “Amendment of Credit Agreement” in Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

10.1	Amendment to Credit Agreement, dated October 15, 2013, by and among Select Comfort Corporation and Wells Fargo Bank, National Association

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECT COMFORT CORPORATION
(Registrant)

Dated: October 18, 2013	By:/s/ Mark A. Kimball
Title:Senior Vice President

EXHIBIT INDEX

Exhibit No.    Description

10.1	Amendment to Credit Agreement, dated October 15, 2013, by and among Select Comfort Corporation and Wells Fargo Bank, National Association

4